Exhibit 4.5

FIRST MODIFICATION TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST MODIFICATION TO AMENDED AND RESTATED CREDIT AGREEMENT (“First Modification”) is entered into as of this 31st day of July, 2011, by and between INSIGHT CAPITAL, LLC, an Alabama limited liability company (the “Borrower”), and REPUBLIC BANK OF CHICAGO (the “Bank”).

WITNESSETH:

WHEREAS, the Borrower executed a Credit Agreement dated as of July 31, 2009 (the “Credit Agreement”), the terms and conditions of which are incorporated herein by reference; and

WHEREAS, the Credit Agreement sets forth the terms and conditions of a revolving credit in the principal amount of Five Million and No/100 Dollars ($5,000,000.00) (the “Credit”); and

WHEREAS, the Credit is evidenced by that certain Revolving Credit Note dated July 31, 2009 in the original principal amount of Five Million and No/100 Dollars ($5,000,000.00) (“Original Note 1”); and

WHEREAS, pursuant to that certain First Modification to Credit Agreement dated December 1, 2009 (the “First Modification”) an additional revolving credit in the amount of Four Million and No/100 Dollars ($4,000,000.00) (the “Additional Credit”) was provided by Bank to Borrower; and

WHEREAS, the Additional Credit was evidenced by that certain Revolving Credit Note dated December 1, 2009 in the original principal amount of Four Million and No/100 Dollars ($4,000,000.00) (“Original Note 2”); and

WHEREAS, pursuant to the terms of that certain Second Modification to Credit Agreement dated March 1, 2010 (the “Second Modification”) the guaranties of the guarantors were cancelled, Borrower was acquired by CHECKSMART FINANCIAL COMPANY, a Delaware corporation (“Checksmart”), and certain terms of the Credit Agreement were amended; and

WHEREAS, pursuant to the terms of that Third Modification to Credit Agreement and Revolving Credit Notes (the “Third Modification”) dated July 31, 2010: 1.) the maturity of the Credit was extended to July 31, 2012; 2.) the principal amount advanced under the Credit was increased from $5,000,000.00 to $7,000,000.00; 3.) the principal amount advanced under the Additional Credit was decreased from $4,000,000.00 to $2,000,000.00; 4.) the interest rate floor charged under the Credit was increased to five percent (5.0%); 5.) certain financial covenants were revised as more particularly described in the Third Modification; and 6.) the Additional Credit was renewed for the period between January 1, 2011 and March 15, 2011; and

WHEREAS, the Borrower executed an Amended and Restated Credit Agreement dated April 29, 2011 (the “Amended Credit Agreement”) which restated the terms and conditions of the Credit Agreement; and

WHEREAS, the Borrower has requested and the Bank, under the terms and conditions as set forth herein, has agreed to 1.) renew the Credit in the amount of $7,000,000.00 to July 31, 2013; and 2.) require that the Company agree to the revision of certain covenants as set forth herein; and

WHEREAS, contemporaneously herewith Borrower shall execute and deliver to the Bank that certain Revolving Credit Note of even date herewith in the original principal amount of Seven Million and No/100 Dollars ($7,000,000.00) (the “New Note”) in replacement and substitution of the prior Revolving Credit Note.

NOW THEREFORE, in consideration of the recitals above and other good and valuable consideration, the receipt of which and the sufficiency of which are hereby acknowledged,

IT IS HEREBY AGREED TO AS FOLLOWS:

1.                                      The foregoing recitals are adopted herein as if stated herein.

2.                                      Section 1.1 of the Amended Credit Agreement is hereby amended to read as follows:

1.1                               The credit (“Credit”) shall consist of a revolving credit (“Revolving Credit”) in the amount of Seven Million and No/100 Dollars ($7,000,000.00). The Revolving Credit shall be available to the Company, may be availed of by the Company in its discretion from time to time, and be repaid and used again, during the period from the date hereof to July 31, 2013, at which time the commitment of the Bank shall expire and all sums outstanding under the Revolving Credit shall be due and payable. The Revolving Credit shall be evidenced by the Revolving Credit Note dated July 31, 2011, and any amendments, renewals, or replacements thereof (the “Note”). Advances under the Revolving Credit shall bear interest (computed on the basis of a year of 360 days and the actual number of days elapsed) prior to the expiration of the Bank’s commitment hereunder on the principal sum from time to time remaining unpaid thereon at a rate per annum equal to the Bank’s prime rate of interest published from time to time plus one percent (1.0%) (with any change in said interest rate for such periods resulting from a change in said prime rate to be and become effective as of and on the day of the relevant change in said prime rate). At no time shall the per annum interest rate for Revolving Credit be less than five percent (5.0%). Interest on the Revolving Credit shall be payable commencing on August 1, 2011, and on the first day of each month thereafter.

3.                                      Borrower has executed and delivered to Bank that certain Revolving Credit Note of even date herewith in the original principal amount of Seven Million and No/100 Dollars ($7,000,000.00) and maturing on July 31, 2013 (the “New Note”).

4.                                      Subsections 7.4(b)(i) and (ii) of the Amended Agreement are hereby modified and shall now read as follows:

(b)                                 Without any request:

(i)                                     as soon as available, and in any event within forty-five (45) days after the close of each quarterly fiscal period of the Company (excluding the last such period in each fiscal year), a consolidated balance sheet and profit and loss statement for the Company accompanied by a statement from a responsible financial officer thereof to the effect that to his or her best knowledge and belief such financial statements are true, correct and complete; and

(ii)                                  as soon as available, and in any event within thirty (30) days after completion, consolidated financial statements for the Company and Community Choice Financial, Inc., including a balance sheet, a profit and loss statement and a statement of changes in financial position, showing in comparative form the figures for the previous fiscal year, prepared on a review basis for the Company and on an audited basis for Community Choice Financial, Inc. by independent public accountants acceptable to the Bank.

5.                                      Subsection 7.19 of the Amended Credit Agreement is hereby modified and shall now read as follows:

7.19   The Company will, on a consolidated basis, at the end of each calendar quarter, maintain the ratio of Debt (excluding Subordinated Debt) to the sum of Consolidated Net Worth (minus goodwill) and Subordinated Debt at no more than 4.50 to 1.00.

6.                                      A new Subsection 7.25 is hereby added to the Amended Credit Agreement to read as follows:

7.25   The Company shall maintain, at the end of each calendar quarter, the sum of Consolidated Net Worth (minus goodwill) and Subordinated Debt at no less than $2,500,000.00.

7.                                      The Borrower will pay to the Bank upon execution of this First Modification a commitment fee in the amount of Twenty Thousand and No/100 Dollars ($20,000.00), plus the Bank’s attorney’s fees and costs incurred in connection with this First Modification and related documents.

8.                                      Except as amended herein, all of the terms and conditions of the Amended Credit Agreement are hereby ratified and confirmed in all respects by the Borrower.

9.                                      Borrower agrees to execute any and all documents requested by the Bank to effectuate the terms and conditions contained in this First Modification.

10.                               This First Modification may be executed in counterparts, each of which taken together shall constitute one and the same document.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this First Modification is executed as of the day and year first written above.

BORROWER:

INSIGHT CAPITAL, LLC, an Alabama limited
liability company

By:
Its:

BANK:

REPUBLIC BANK OF CHICAGO

By:
Its Vice President